UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

MARPAI, INC.

(Exact name of registrant as specified in its charter)

001-40904

(Commission File Number)

Delaware	86-1916231
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5701 East Hillsborough Avenue, Suite 1417
Tampa, Florida 33610

(Address of principal executive offices, with zip code)

(646) 303-3483

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of an amendment to the 2021 Global Stock Incentive Plan

On May 31, 2022, Marpai, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). At the 2022 Annual Meeting, the Company’s stockholders approved an amendment to the Company's 2021 Global Stock Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan by 6,300,000 from 1,503,421 to 7,803,421 (the “Plan Amendment”). The Plan Amendment was previously approved, subject to stockholder approval, by the Company’s Board of Directors (the “Board”), upon the recommendation of the Board’s Compensation Committee, on March 30, 2022.

A detailed summary of the Plan Amendment is set forth in the Company’s Definitive Proxy Statement on Schedule 14A for the 2022 Annual Meeting filed with the Securities and Exchange Commission on April 7, 2022 (the “Proxy Statement”) under the caption “Proposal 2: Incentive Plan Proposal,” which summary is incorporated herein by reference.

That detailed summary of the Plan Amendment is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is attached as Annex A to the Company’s Proxy Statement, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The final voting results of the 2022 Annual Meeting held on May 31, 2022, are set forth below. Stockholders voted on the following proposals:

Proposal No. 1 — Election of Directors

The stockholders elected the following individuals as directors of the Company to hold office until the next annual meeting of stockholders or until their successors shall have been duly elected and qualified.

Director Name	For	Against	Abstain	Broker Non-Votes
Edmundo Gonzalez	12,386,479	44,259	878,632	1,114,678

Yaron Eitan	12,387,459	43,279	878,632	1,114,678

Damien Francis Lamendola	12,387,484	43,254	878,632	1,114,678

Gonen Antebi	12,419,176	11,562	878,632	1,114,678

Mohsen Moazami	12,370,088	10,650	928,632	1,114,678

Vincent Kane	12,370,004	60,528	878,838	1,114,678

Coleen DiClaudio	12,368,776	63,432	878,632	1,113,208

Proposal No. 2 — Approval of the Plan Amendment.

For	Against	Abstain	Broker Non-Votes
11,986,416	1,317,942	6,482	1,113,208

Proposal No. 3 —Approval, by a nonbinding advisory vote, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
12,324,225	980,540	6,075	1,113,208

Proposal No. 4 —Approval, by a nonbinding advisory vote, to vote on the compensation of the Company’s named executive officers every three years.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
4,308,045	1,083,102	7,845,546	72,677	1,114,678

Proposal No. 5 — Ratification of the appointment by the Audit Committee of the Board of UHY LLP, as the Company’s independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

For	Against	Abstain	Broker Non-Votes
14,403,721	14,580	5,747	N/A

The results reported above are final voting results.

In accordance with the stockholder voting results, in which every “Three Years” received the highest number of votes cast on the frequency proposal, and our Board’s recommendation in the Proxy Statement, our Board has determined that future stockholder advisory (non-binding) votes on the compensation of our named executive officers will occur every three years. Accordingly, the next stockholder advisory (non-binding) vote on executive compensation will be held at our 2025 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date: May 31, 2022	By:	/s/ Edmundo Gonzalez
	Name:	Edmundo Gonzalez
	Title:	Chief Executive Officer